UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): September 5, 2014

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 564-3200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

As previously reported on a Current Report on Form 8-K, on March 5, 2014 (the “Petition Date”), USEC Inc. (“USEC” or the “Company”) filed a voluntary petition seeking reorganization relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court” and such case, the “Bankruptcy Case”). The Bankruptcy Case is being administered under the caption “In re: USEC Inc., Debtor” Case No. 14-10475. The Company’s subsidiaries (collectively, the “Non-Filing Entities”), including the United States Enrichment Corporation (“Enrichment Corp.”) which is USEC’s primary operating subsidiary, are not Debtors in the Bankruptcy Case.

On September 5, 2014, the Bankruptcy Court entered an order (the “Confirmation Order”) approving and confirming the Plan of Reorganization of USEC Inc., dated July 11, 2014 (the “Plan”). The Plan is subject to certain conditions, including those described below under the heading “Summary of the Plan,” that must be satisfied prior to the effective date of the Plan (the “Effective Date”). The Company expects to consummate the Plan and emerge from Chapter 11 later in September. On the Effective Date, the Company will also change its name to Centrus Energy Corp.

The following is a summary of certain material terms of the Plan. This summary only highlights certain substantive provisions of the Plan, is not a complete description of the Plan and is qualified in its entirety by reference to the text of the Plan as confirmed by the Bankruptcy Court, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. Capitalized terms used, but not defined, in this Form 8-K have the meanings ascribed thereto in the Plan.

Summary of the Plan

The Company commenced the Chapter 11 Case with the support of the holders of approximately 65% in principal amount of the Company’s convertible note debt (the “Consenting Noteholders”), who are parties to or assignees under a Plan Support Agreement executed with the Company on December 13, 2013 (as amended, supplemented or otherwise modified from time to time, the “Noteholder Plan Support Agreement”), as well as the support of the two holders of the Company’s preferred stock interests, Babcock and Wilcox Investment Company (“B&W”) and Toshiba America Nuclear Energy Corporation (“Toshiba”), each of which executed its own Plan Support Agreement with the Company on March 4, 2014 (as amended, supplemented or otherwise modified from time to time, the “B&W Plan Support Agreement” and the “Toshiba Plan Support Agreement” respectively) (the Noteholder Plan Support Agreement, the B&W Plan Support Agreement and the Toshiba Plan Support Agreement collectively, the “Plan Support Agreements”).
Conditions to Effectiveness of the Plan
The following conditions precedent must be satisfied or waived in order for the Plan to become effective:
•the Confirmation Order will have been entered and will, among other things (i) provide that the Company is authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the transactions contemplated by and the contracts, instruments, releases, indentures and other agreements or documents created under or in connection with the Plan; (ii) approve the entry into the Exit Facility in form and substance acceptable to each of the Company, the Majority Consenting Noteholders and Enrichment Corp, as the lender under the Exit Facility; (iii) authorize the issuance of the New Notes and the New Common Stock; and (iv) provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order will be immediately effective, subject to the terms and conditions of the Plan;
•the Confirmation Order will be in form and substance mutually acceptable to the Company and the Majority Consenting Noteholders and will not then be stayed, vacated, or reversed;
•the documents evidencing the Exit Facility will be in form and substance acceptable to each of the Company, the Majority Consenting Noteholders, and Enrichment Corp as the lender under the Exit Facility; to the extent any of such documents contemplate execution by one or more persons, any such document will have been executed and delivered by the respective parties thereto, and all conditions precedent to the effectiveness of each such document will have been satisfied or waived;
•any changes to the documents that comprise the Plan Supplement will be mutually acceptable to the Company, Enrichment Corp, the Majority Consenting Noteholders, B&W (solely to the extent required by the B&W Plan Support Agreement), and Toshiba (solely to the extent required by the Toshiba Plan Support Agreement), unless, however, the consent of the Consenting Noteholders is required pursuant to the Noteholder Plan Support Agreement, in which case the consent of the Consenting Noteholders shall be required; to the extent any of such documents contemplates execution by one or more persons, any such document shall have been executed and delivered by the respective parties thereto; and all conditions precedent to the effectiveness of each such document shall have been satisfied or waived, including, without limitation, and with respect to the New Indenture, the effectiveness of the application for qualification of the New Indenture under the Trust Indenture Act of 1939, as amended;
•the Reorganized Company will have arranged for credit availability under the Exit Facility in amount, form and substance reasonably satisfactory to the Company, the Majority Consenting Noteholders, and Enrichment Corp. as the lender under the Exit Facility;
•the representations and warranties of the Company set forth in the Plan Support Agreements will continue to be valid, true and accurate in all respects and such Plan Support Agreements will remain in full force and effect;
•all material authorizations, consents and regulatory approvals required in connection with consummation of the Plan will have been obtained;
•all other actions, documents and agreements necessary to implement the Plan (i) will be in form and substance mutually acceptable to the Company and the Majority Consenting Noteholders, not including ministerial actions, documents and agreements, and (ii) will have been effected or executed, or will be effected or executed contemporaneously with implementation of the Plan; and
•the fees and expenses required to be paid on the Effective Date to the Consenting Noteholder Advisors and the Preferred Stockholder Advisors pursuant to the Plan will have been paid in full in Cash.
General Structure Of The Plan
The Plan provides for a “prearranged” restructuring of (a) unsecured claims arising from the Company’s 3.0% convertible senior notes due 2014, which are referred to in the Plan as the Noteholder Claims and (b) preferred equity interests in the Company, which are included in the Plan’s definition of Preferred Stock Interests/Claims. The Plan designates eight Classes of Claims and Interests. These Classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Interests. The following is an overview of certain material terms of the Plan that will become effective on the Effective Date:

•	Allowed Administrative Claims, Priority Tax Claims and Other Priority Claims will be paid in full as required by the Bankruptcy Code, unless otherwise agreed by the holder of any such Claim.

•
Allowed Secured Claims, General Unsecured Claims and Intercompany Claims are Unimpaired under the Plan and will either be Reinstated or paid in full as the Plan provides for each Class of such Claims, unless otherwise agreed by the holder of any such Claim.

•
The 3.0% convertible senior notes issued by the Company and due October 1, 2014 (the “Old Notes”) will be cancelled and the Company will issue new notes in the aggregate principal amount of $240.38 million (the “New Notes”). The New Notes will have the benefit of the Limited Subsidiary Guaranty and Subsidiary Security Agreement from the Company’s wholly owned subsidiary, Enrichment Corp. The holders of Allowed Noteholder Claims will receive their Pro Rata share of $200.00 million of the New Notes and the holders of Allowed Preferred Stock Interests/Claims will receive their Pro Rata share of $40.38 million of the New Notes.

•
The current USEC Common Stock will be cancelled and the Company will issue shares of new Common Stock (“New Common Stock”). The holders of Allowed Noteholder Claims will receive their Pro Rata share of 79.04% of the New Common Stock, the holders of Allowed Preferred Stock Interests/Claims will receive their Pro Rata share of 15.96% of the New Common Stock, and, holders of Allowed Common Stock Interests/Claims will receive a Pro Rata share of 5% of the New Common Stock. The shares of New Common Stock will be subject to dilution on account of the New Management Incentive Plan provided for in the Plan.

•
In addition to $200.00 million of the New Notes and 79.04% of the New Common Stock, holders of Allowed Noteholder Claims will receive a Cash payment equal to all unpaid interest accrued at the non-default rate on the Old Notes through the Effective Date.

•
Executory contracts and unexpired leases will be assumed by the Company under the Plan unless otherwise disposed of by motion or agreement with the counterparties, or unless otherwise dealt with in the Plan or the Confirmation Order.

•	The Company will be authorized to enter into the Exit Facility to obtain financing after the Effective Date.

Summary of Plan Classification and Treatment
The following table summarizes the classification of Claims and Interests and the treatment of, estimated recovery for each Class under the Plan. In accordance with Bankruptcy Code Section 1123(a)(1), Administrative Claims, the DIP Facility Claim and Priority Tax Claims have not been classified.

SUMMARY OF EXPECTED RECOVERIES (All capitalized terms used but not otherwise defined below will have the meanings set forth in the Plan.)
Class	Claim/Interest	Description and Treatment for Claim/Interest
N/A	Administrative Claims
An Administrative Claim is a Claim for payment of an administrative expense of a kind specified in Bankruptcy Code Sections 503(b) or 1114(e)(2) and entitled to priority pursuant to Bankruptcy Code Section 507(a)(2), including, but not limited to, (i) the actual, necessary costs and expenses of preserving the Estate and operating the business of the Company after the commencement of the Chapter 11 Case, (ii) Professional Fee Claims, (iii) Substantial Contribution Claims, (iv) all fees and charges assessed against the Estate under Section 1930 of Title 28 of the United States Code, and (v) Cure payments for contracts and leases that are assumed under Bankruptcy Code Section 365.
The Plan provides that, except as otherwise provided for in Section 10.1 of the Plan, on the applicable Distribution Date, the holder of each such Allowed Administrative Claim will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such different treatment as to which such holder and the Company (with the consent of the Majority Consenting Noteholders) or the Reorganized Company, as applicable, will have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Company in the ordinary course of business during the Chapter 11 Case will be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.
Administrative Claims are not classified and are treated as required by the Bankruptcy Code.

N/A	DIP Facility Claim
A DIP Facility Claim is a Claim existing under the DIP Facility. The DIP Facility is the $50 million postpetition debtor in possession credit facility provided to the Company by Enrichment Corp, subject to approval by the Bankruptcy Court.
The Plan provides that the DIP Facility Claim will be deemed Allowed in its entirety for all purposes of the Plan and the Chapter 11 Case. The holder of the Allowed DIP Facility Claim will receive, on the later of the Distribution Date or the date on which such DIP Facility Claim becomes payable pursuant to any agreement between such holder and the Company or the Reorganized Company, as applicable, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed DIP Facility Claim, (i) payment of such Allowed Claim in Cash or (ii) such different treatment as to which such holder and the Company (with the consent of the Majority Consenting Noteholders) or the Reorganized Company, as applicable, will have agreed upon in writing.
A DIP Facility Claim, as an administrative expense Claim, is not classified and is treated as required by the Bankruptcy Code.

N/A	Priority Tax Claims Anticipated to be paid by order of the Bankruptcy Court before the anticipated Effective Date
A Priority Tax Claim is a Claim that is entitled to priority pursuant to Bankruptcy Code Section 507(a)(8).
Under the Plan, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, as will have been determined by the Company or by the Reorganized Company, either (i) on the applicable Distribution Date, Cash equal to the due and unpaid portion of such Allowed Priority Tax Claim, (ii) treatment in a manner consistent with Bankruptcy Code Section 1129(a)(9)(C), or (iii) such different treatment as to which such holder and the Company (with the consent of the Majority Consenting Noteholders) or the Reorganized Company, as applicable, will have agreed upon in writing.
Priority Tax Claims are not classified and are treated as required by the Bankruptcy Code

1	Other Priority Claims Anticipated to be paid by order of the Bankruptcy Court before the anticipated Effective Date
An Other Priority Claim is a Claim against the Company entitled to priority pursuant to Bankruptcy Code Section 507(a), other than a Priority Tax Claim or an Administrative Claim.
The Plan provides that on the applicable Distribution Date, each holder of an Allowed Other Priority Claim will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, either (i) Cash equal to the unpaid portion of such Allowed Other Priority Claim or (ii) such different treatment as to which such holder and the Company (with the consent of the Majority Consenting Noteholders) or the Reorganized Company, as applicable will have agreed upon in writing.
Other Priority Claims are Unimpaired.

2	Secured Claims
A Secured Claim is a Claim (i) that is secured by a Lien on property in which the Estate has an interest, which lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, or a Claim that is subject to a valid right of setoff; (ii) to the extent of the value of the holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to a valid right of setoff, as applicable; and (iii) the amount of which (A) is undisputed by the Company or (B) if disputed by the Company, such dispute is settled by written agreement between the Company (with the consent of the Majority Consenting Noteholders) or the Reorganized Company and the holder of such Claim or determined, resolved, or adjudicated by final, nonappealable order of a court or other tribunal of competent jurisdiction.
Under the Plan, as to all Allowed Secured Claims, on the Effective Date, the legal, equitable, and contractual rights of each holder of such an Allowed Secured Claim will be Reinstated. On the applicable Distribution Date, each holder of such an Allowed Secured Claim will receive, in full satisfaction, settlement of and in exchange for, such Allowed Secured Claim, such payment on such terms as would otherwise apply to such Claim had the Chapter 11 Case not been filed, consistent with the relevant underlying documents, if any.
Notwithstanding Section 1141(c) or any other provision of the Bankruptcy Code, all prepetition Liens on property of the Company held with respect to an Allowed Secured Claim will survive the Effective Date and continue in accordance with the contractual terms or statutory provisions governing such Allowed Secured Claim until such Allowed Secured Claim is satisfied, at which time such Liens will be released, will be deemed null and void, and will be unenforceable for all purposes. Nothing in the Plan will preclude the Company or the Reorganized Company from challenging the validity of any alleged Lien on any asset of the Company or the value of the property that secures any alleged Lien.
Secured Claims are Unimpaired.

3	General Unsecured Claims
A General Unsecured Claim is a Claim that is not an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, a Secured Claim, an Intercompany Claim, a Noteholder Claim, or any Claim that constitutes a Preferred Stock Interest/Claim or a Common Stock Interest/Claim. This definition specifically includes, without limitation, Rejection Damages Claims, if any.
The Plan provides that, on the applicable Distribution Date, each holder of an Allowed General Unsecured Claim will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim, either (i) Cash equal to the unpaid portion of such Allowed General Unsecured Claim or (ii) such different treatment as to which such holder and the Company (with the consent of the Majority Consenting Noteholders) or the Reorganized Company, as applicable, will have agreed upon in writing.
General Unsecured Claims are Unimpaired.

4	Intercompany Claims
An Intercompany Claim is any unsecured Claim arising prior to the Petition Date against the Company by any of the Non-Filing Entities. For the avoidance of doubt, any Claim arising prior to the Petition Date against the Company by any of the Non-Filing Entities that is secured by a Lien on property in which the Estate has an interest is a Secured Claim.
Under the Plan, with respect to each Allowed Intercompany Claim, (i) the legal, equitable and contractual rights of the holder of the Intercompany Claim will be Reinstated as of the Effective Date or (ii) by agreement between the holder and the Company (with the consent of the Majority Consenting Noteholders), may be adjusted, continued, expunged, or capitalized, either directly or indirectly or in whole or in part, as of the Effective Date.
Intercompany Claims are Unimpaired.

5	Noteholder Claims
A Noteholder Claim is any Claim arising or existing under or related to the Old Notes.
The Plan provides that Noteholder Claims will be deemed Allowed in their entirety for all purposes of the Plan and the Chapter 11 Case in an amount not less than $530 million as of the Petition Date, plus all applicable accrued and unpaid interest, fees, expenses and other amounts due under the Old Indenture, which Allowed Noteholder Claims will not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity. Each holder of an Allowed Noteholder Claim will receive, on the Distribution Date and in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed Noteholder Claim, but subject to the Indenture Trustee’s Charging Lien, its Pro Rata share of (i) the New Noteholder Common Stock, (ii) Cash equal to the amount of the interest accrued at the non-default rate on the Old Notes from the date of the last interest payment made by the Company before the Petition Date to the Effective Date, (iii) the Additional Plan Cash, and (iv) the Majority New Notes.
The Plan defines the New Noteholder Common Stock as 79.04% of the New Common Stock to be issued under the Plan, subject to dilution on account of the New Management Incentive Plan. The New Noteholder Common Stock will be issued in the form of Class A Common Stock as described in the New USEC Charter.
The Majority New Notes are the New Notes in the aggregate principal amount of $200.00 million, to be issued by the Reorganized Company under, and having the terms set forth in, the New Indenture, which Majority New Notes will have the benefit of the Limited Subsidiary Guaranty and the Subsidiary Security Agreement.
All distributions on account of Allowed Noteholder Claims will be subject to the Indenture Trustee’s Charging Lien in accordance with the Plan. It is anticipated that all Additional Plan Cash will be used to satisfy the Indenture Trustee’s Charging Lien and, therefore, no Additional Plan Cash will be distributed to the holders of the Allowed Noteholder Claims.
Noteholder Claims are Impaired.

6	Preferred Stock Interests/Claims
Preferred Stock Interests/Claims are (i) any Interests that are based upon or arise from USEC Preferred Stock and (ii) any Claims that are based upon or arise from USEC Preferred Stock and are subordinated pursuant to Bankruptcy Code Section 510(b).
USEC Preferred Stock is any preferred equity in USEC outstanding prior to the Effective Date, including, without limitation, any stock options or other right to purchase the preferred stock of USEC, together with any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements, or other rights to acquire or receive any preferred stock or other preferred equity ownership interests in USEC prior to the Effective Date.
For purposes of treatment under the Plan, all USEC Preferred Stock Interests/Claims will be deemed Allowed and will not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.
Each holder of an Allowed USEC Preferred Stock Interest/Claim will receive, on the Distribution Date, its Pro Rata share of (i) the New Preferred Stockholder Common Stock and (ii) the Minority Notes; and will have the benefits and obligations agreed to in the Supplementary Strategic Relationship Agreement. The New Preferred Stockholder Common Stock is 15.96% of the New Common Stock to be issued under the Plan, subject to dilution on account of the New Management Incentive Plan. The New Preferred Stockholder Common Stock will be issued in the form of Class B Common Stock as described in the New USEC Charter. The Minority Notes are the New Notes to be issued under the Plan in the aggregate principal amount of $40.38 million.
Preferred Stock Interests/Claims are Impaired

7	Common Stock Interests/Claims
Common Stock Interests/Claims are (i) any Interests in the Company that are based upon or arise from USEC Common Stock and (ii) any Claims against the Company that are based upon or arise from USEC Common Stock and are subordinated pursuant to Bankruptcy Code Section 510(b), which will include any Claim arising from the rescission of a purchase or sale of any USEC Common Stock, any Claim for damages arising from the purchase or sale of any USEC Common Stock, or any Claim for reimbursement, contribution, or indemnification on account of any such Claim; provided, however, that a Claim arising from Indemnification Obligations that are assumed under Section 6.5 of the Plan shall not be considered a Common Stock Interest/Claim. The term specifically excludes Unexercised Common Stock Rights.
USEC Common Stock is, collectively, any common equity in USEC outstanding prior to the Effective Date, including, without limitation, any stock option or other right to purchase the common stock of USEC, together with any warrant, conversion right, restricted stock unit, right of first refusal, subscription, commitment, agreement, or other right to acquire or receive any such common stock in USEC that has been fully exercised prior to the Effective Date.
The Plan provides that all securities or other documents evidencing USEC Common Stock will be cancelled as of the Effective Date.
The Plan further provides that, if Class 5 and Class 6 vote to accept the Plan, the holders of any such Allowed Common Stock Interests/Claims will be entitled to receive on the applicable Distribution Date, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed Interest or Claim, their Pro Rata share of the New Minority Common Stock. The New Minority Common Stock is 5% of the New Common Stock to be issued under the Plan, subject to dilution on account of the New Management Incentive Plan. The New Minority Common Stock will be issued in the form of Class A Common Stock as described in the New USEC Charter.
The Plan provides that, if Class 5 or Class 6 votes to reject the Plan, the holders of Common Stock Interests/Claims will not receive or retain any property under the Plan on account of such Interests or Claims.
Common Stock Interests/Claims are Impaired.

8	Unexercised Common Stock Rights
Unexercised Common Stock Rights are, collectively, any stock options or other right to purchase any USEC Common Stock, together with any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements, or other rights to acquire or receive any such USEC Common Stock that have not been exercised prior to the Effective Date. The term specifically excludes Common Stock Interests/Claims.
The Plan provides that all Unexercised Common Stock Rights will be cancelled as of the Effective Date. No holder of Unexercised Common Stock Rights will receive or retain any property under the Plan on account of such Unexercised Common Stock Rights.
Unexercised Common Stock Rights are Impaired. The holders of such Interests are not entitled to receive or retain any property under the Plan.

Only those holders of Claims and Interests who are holders as of the applicable Distribution Record Date established under the Plan will be entitled to receive payment or other distributions if and when their Claims are Allowed Claims. The Plan provides that:

•
In respect of the Noteholder Claims, Preferred Stock Interests and Common Stock Interests, the Distribution Record Date is the Business Day immediately preceding the Effective Date, at 5:00 p.m. prevailing Eastern time on such Business Day.

•	In respect of all other Claims, the Distribution Record Date is the Business Day immediately following the Confirmation Date, at 5:00 p.m. prevailing Eastern time on such Business Day.

Securities Issued and Outstanding and Securities to be Issued Under the Plan

As of August 29, 2014, the Company had 4,935,375 shares of its common stock issued and outstanding. The authorized capital stock of the Company after emergence from Chapter 11 will consist of 120,000,000 authorized shares, which will include 20,000,000 shares of preferred stock and 100,000,000 shares of common stock of which 70,000,000 shares will be classified as Class A Common Stock and 30,000,000 shares will be classified as Class B Common Stock. Pursuant to the Plan and on the Effective Date, 10,000,000 shares of common stock will be issued or reserved for issuance by the Company, which will include the issuance of 9,000,000 shares of common stock of which 7,563,600 shares will be Class A Common Stock and 1,436,400 shares will be Class B Common Stock and the reservation of 1,000,000 shares of common stock under the management incentive plan.

Certain Information Regarding Assets and Liabilities of the Company

Information as to the consolidated assets and liabilities of the Company as of June 30, 2014 is incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on August 13, 2014.

Item 8.01 Other Events.

On September 5, 2014, the Company issued a press release announcing the issuance of the Confirmation Order by the Bankruptcy Court. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to the impact of and risks related to USEC Inc.'s “pre-arranged” case under Chapter 11 of the Bankruptcy Code including risks related to satisfying the conditions for the effectiveness of USEC Inc.’s plan of reorganization, the impact of any delay or inability to satisfy such conditions, the impact of a potential de-listing of our common stock on the NYSE, and the impact of our restructuring on the holders of our common stock, preferred stock and convertible notes; our ability to improve our operating structure, financial results and profitability following emergence from Chapter 11; risks related to the ongoing transition of our business, including the impact of our ceasing enrichment at the Paducah gaseous diffusion plant and uncertainty regarding our ability to deploy the American Centrifuge project; uncertainty regarding funding for the American Centrifuge project and the potential for a demobilization or termination of the American Centrifuge project if additional government funding is not provided during the term of the agreement with UT-Battelle, LLC, the management and operating contractor for Oak Ridge National Laboratory ("ORNL") for continued research, development and demonstration of the American Centrifuge technology (the "ACTDO Agreement"), including for any option periods, or upon completion of such agreement; risks related to our ability to perform the work required under the ACTDO Agreement at a cost that does not exceed the firm fixed funding provided thereunder; the impact of actions we have taken or may take (including as a result of the reduction in scope of work under the ACTDO Agreement) to reduce spending on the American Centrifuge project, including the potential loss of key suppliers and employees, impacts to cost and schedule and the ability to remobilize for commercial deployment of the American Centrifuge Plant, impacts on our liquidity as a result of demobilization or termination liabilities, and potential impacts on our proposed plan of reorganization; risks related to the underfunding of our defined benefit pension plans and potential actions the Pension Benefit Guaranty Corporation could pursue in connection with ceasing enrichment at the gaseous diffusion plants or with any demobilization or termination of the American Centrifuge project or otherwise including the involuntary termination of the plans, imposition of liens or requiring additional funding; the impact of uncertainty regarding our ability to continue as a going concern on our liquidity and prospects; our ability to implement the agreement with the U.S. Department of Energy (“DOE”) regarding the transition of the Paducah gaseous diffusion plant and uncertainties regarding the transition costs and other impacts of USEC ceasing enrichment at the Paducah gaseous diffusion plant and returning the plant to DOE; the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low enriched uranium (“LEU”); the impact of enrichment market conditions, increased project costs and other factors on the economic viability of the American Centrifuge project without additional government support and on our ability to finance the project and the potential for a demobilization or termination of the project; uncertainty regarding our ability to achieve targeted performance over the life of the American Centrifuge Plant which could affect the overall economics of the American Centrifuge Plant; uncertainty concerning the ultimate success of our efforts to obtain a loan guarantee from DOE and/or other financing for the American Centrifuge project or additional government support for the project and the timing and terms thereof; uncertainty concerning customer actions under current contracts and in future contracting due to the delay and uncertainty in deployment of the American Centrifuge technology and/or as a result of changes required due to our cessation of enrichment at Paducah; the dependency of government funding or other government support for the American Centrifuge project on Congressional appropriations or on actions by DOE or Congress; potential changes in our anticipated ownership of or role in the American Centrifuge project, including as a result of our role as a subcontractor to ORNL or as a result of the need to raise additional capital to finance the project in the future; the potential for DOE to seek to terminate or exercise its remedies under the 2002 DOE-USEC agreement, or to require modifications to such agreement that are materially adverse to USEC’s interests; changes in U.S. government priorities and the availability of government funding or support, including loan guarantees; risks related to our ability to manage our liquidity without a credit facility; our dependence on deliveries of LEU from Russia under a commercial supply agreement (the “Russian Supply Agreement”) with a Russian government entity known as Techsnabexport (“TENEX”) and limitations on our ability to import the Russian LEU we buy under the Russian Supply Agreement into the United States and other countries; risks related to actions that may be taken by the U.S. Government, the Russian Government or other governments that could affect our ability or the ability of TENEX to perform under the Russian Supply Agreement, including the imposition of sanctions, restrictions or other requirements; risks related to our ability to sell the LEU we procure under our fixed purchase obligations under the Russian Supply Agreement; the decrease or elimination of duties charged on imports of foreign-produced LEU; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; changes to, or termination of, our agreements with the U.S. government; risks related to delays in payment for our contract services work performed for DOE, including our ability to resolve certified claims for payment filed by USEC under the Contracts Dispute Act; the impact of government regulation by DOE and the U.S. Nuclear Regulatory Commission; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of volatile financial market conditions on our business, liquidity, prospects, pension assets and credit and insurance facilities; the timing of recognition of previously deferred revenue; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q. Revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year. We do not undertake to update our forward-looking statements except as required by law.

Item 9.01 Exhibits.

(d)    Exhibits

Exhibit Number	Description

2.1	Plan of Reorganization of USEC Inc. dated July 11, 2014.

99.1	Press Release dated September 5, 2014 issued by USEC Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

September 5, 2014	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Plan of Reorganization of USEC Inc. dated July 11, 2014.

99.1	Press Release dated September 5, 2014 issued by USEC Inc.